Exhibit 10.14

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made as of June 9, 2006 (the “Effective Date”) by and between Supernus Pharmaceuticals Inc, a Delaware corporation with principal offices located at 1550 East Gude Drive, Rockville, Maryland 20850 (“Supernus”) and Rune Healthcare Limited, an English corporation, with principal offices located at 9a Magdala Road, Nottingham NG3 5DE, United Kingdom (“RH”).

RECITALS:

WHEREAS, RH has developed and owns the RH Concept (as hereinafter defined);

WHEREAS, RH has agreed to sell to Supernus and Supernus has agreed to buy from RH the RH Concept on the terms and conditions set forth herein; and

WHEREAS, RH has agreed not to compete, recreate or sell the RH Concept to any other party on the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               “RH Concept” shall mean RH pharmaceutical Product concepts, RH Market Analysis, any supportive data, information, reports, intelligence, or other data that may be in the possession of RH prior to the Effective Date (attached herein as Schedule 1) or may be obtained by RH at any time during the term of this Agreement that may be applicable or supportive to any Product, or Supernus Product.

1.2.                            “Supernus Product” shall mean any Product that is developed by or on behalf of Supernus and is based on the RH Concept.

1.3.                            “RH Market Analysis” shall mean those items set forth on Schedule I including but not limited to (i) Market Review with comparison of Product Profile vs. competitive products, (ii) RH Concept Analysis - publication search, (iii) Patent Search - Worldwide search dated, albeit minimal analysis done by patent experts, (iv) Primary Research - 50 structured experts’ interviews at an international conference held in Europe and (v) Preliminary Forecasting Analysis based on said Primary Research, all such documents having been provided by RH to Supernus in writing prior to the Effective Date.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.4.                            “Affiliate” shall mean a corporation or other business entity controlled by, controlling, or under common control with a Party. For this purpose, control shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of such corporation or other business.

1.5.                            “Agreement” shall mean this Agreement.

1.6.                            “Confidential Information” shall mean any information of either Party, which, if written, is marked confidential by the disclosing Party or, if oral, is reduced to writing, marked confidential by the disclosing Party, and provided to the non-disclosing Party within thirty (30) days of the oral disclosure, (b) all information relating to RH Concept and Supernus Product.

1.7.                            “Due Diligence” shall mean all necessary activities to be conducted by Supernus in its sole discretion and at its own cost following the Effective Date through the Due Diligence Period.

1.8.                            “Due Diligence Period” shall mean [**] from the Effective Date.

1.9.                            “Default” shall mean, with respect to either Party, such Party shall have failed to perform any material obligation set forth herein; provided however, that such Party shall have not brought, or not commenced substantial remedial action to bring, the facts underlying such representation or warranty into conformance with such representation or warranty or shall not have performed, or commenced substantial remedial action to perform, such material obligation, within sixty (60) days after receipt of written notice from the other Party specifying in detail the material obligation which has not been performed and requesting that the failure to perform be remedied within sixty (60) days.

1.10.                     “Effective Date” shall mean the date of this Agreement.

1.11.                     “First Commercial Sale” shall mean the initial sale of a Supernus Product by Supernus to a Third Party in exchange for cash or some equivalent to which value can be assigned for purposes of determining Net Sales.

1.12.                     “Field” shall mean the treatment, diagnosis or prevention of diseases in humans or animals.

1.13.                     “Force Majeure” shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, breakdown of plant, earthquake, strike, lockout, labor dispute (other than strike, lockout or labor dispute of a Party’s own employees), casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any reasonably unforeseen delays associated with clinical trials of the Supernus Product, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision including but not limited to the requirements and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

conditions of the Food and Drug Administration of the United States, authority or representative or any such government, inability to procure or use materials, including but not limited to any material needed to manufacture any Supernus Product, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred and shall have notified the other Party in writing of the reasons for the delay or default.

1.14.                     “Net Sales” means the gross amount invoiced by Supernus, its Affiliates or its Licensees for the sale of the Supernus Products in the Territory commencing upon the date of First Commercial Sale, after deducting the following:

1.                                  trade quantity or ordinary discounts including prompt payment and volume discounts; chargebacks from wholesalers and other allowances granted to customers (whether in cash or trade);

2.                                  allowances for Product returns;

3.                                  sales or excise taxes, VAT or other taxes charged or levied on sales (but excluding taxes on the income of Supernus, its Affiliates or its Licensees);

4.                                  rebates or similar payments made in connection with sales of Supernus Product to any governmental or regulatory authority in respect of any State or Federal Medicare, Medicaid or similar programs in any country of the Territory.

Sales or other transfers between Supernus and its Affiliates or Licensees shall be excluded from the computation of Net Sales, and

5.                                  freight, packing, freight insurance and rebates.

1.15.                     “Party” shall mean Supernus or RH, as the case may be, and “Parties” shall mean Supernus and RH collectively.

1.16.                     “Person” shall mean an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof.

1.17.                     “Product” shall mean [**] or formulations thereof for the [**].

1.18.                     “Territory” shall mean the World.

1.19.                     “Third Party” shall mean any Person other than RH and Supernus or an Affiliate.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.20.                     “Licensee” shall mean a person or entity appointed by Supernus as a licensee under this Agreement and shall include any sub-licensee appointed by such Licensee.

ARTICLE 2

PURCHASE AND SALE OF RH CONCEPT

2.1.                            RH Concept Purchase. On the terms and subject to the conditions and exceptions contained herein, RH agrees to sell to Supernus and Supernus agrees to purchase from RH on the Closing Date, free and clear of all liens, claims, liabilities, obligations and encumbrances (except those liens, encumbrances and security interests set forth on Schedule 2.1 (the “Permitted Encumbrances”)) all of Seller’s right, title and interest in and to the RH Concept including but not limited to all of RH’s right, title and interest in any copyrights or other intellectual property or ownership rights in and to the RH Concept.

2.2.                            Due Diligence Period. Supernus shall have the Due Diligence Period to determine whether or not it desires to close on the purchase of the RH Concept. RH hereby agrees to cooperate on a timely basis, with Supernus and provide Supernus with such information it has in its possession or readily available to it that Supernus may reasonably require for it to conduct its Due Diligence process. In the event Supernus desires not to purchase the RH Concept for any reason, it shall notify RH of same prior to the expiration of the Due Diligence Period by executing and delivering written notice attached hereto as Exhibit 2.2. and made a part hereof by this reference. If no notice is sent by Supernus to RH prior to the expiration of the Due Diligence Period, the parties shall close the purchase and sale of the RH Concept on the Closing Date.

2.3.                            Closing. The transactions contemplated herein shall be consummated (the “Closing”) within thirty (30) calendar days following the expiration of the due diligence period or at such other time mutually acceptable by the parties hereto at the offices of Schmeltzer, Aptaker & Shepard, P.C., 2600 Virginia Avenue, N.W., Suite 1000, Washington, D.C. 20037.

2.4.                            Non-Competition and Related Matters. At the Closing, RH shall enter into a non-competition, non-solicitation, non-disclosure and non-circumvention agreement (the “Noncompetition Agreement”) with Supernus in the form attached as Exhibit 2.4.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

Whenever the terms “knowledge” or “Supernus’ knowledge” are used in this Agreement, including this Article 3, such terms shall mean the knowledge, after reasonably diligent inquiry, of Supernus. In order to induce RH to enter into this Agreement and to consummate the transactions contemplated herein, and with the knowledge that the RH is relying on the representations, warranties and covenants herein contained, Supernus represents and warrants to RH on the date hereof, to be ratified in all respects as of the Closing Date.

3.1.                            Representations and Warranties of Supernus. Supernus offers as warranties the statements set forth herein. Supernus makes no other warranties.

3.1.1. Corporate Power. Supernus is duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

3.1.2. Due Authorization. Supernus is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The Person executing this Agreement on Supernus’ behalf has been duly authorized to do so by all requisite corporate action.

3.1.3. Binding Agreement. This Agreement is a legal and valid obligation binding upon Supernus, and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Supernus does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

3.1.4. No Other Warranties. SUPERNUS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED REGARDING THE SUCCESS OF THE DEVELOPMENT, MANUFACTURING OR MARKETING OF THE RH CONCEPT OR SUPERNUS PRODUCTS.

3.2.                            Representations and Warranties of RH. RH offers as warranties the statements set forth herein. RH makes no other warranties.

Whenever the terms “knowledge” or “RH’s knowledge” are used in this Agreement, including this Article 3, such terms shall mean the knowledge, after reasonably diligent inquiry of RH. In order to induce Supernus to enter into this Agreement and to consummate the transactions contemplated herein, and with the knowledge that the Supernus is relying on the representations, warranties and covenants herein contained, RH represents and warrants to Supernus on the date hereof, to be ratified in all respects as of the Closing Date.

3.2.1. Corporate Power. RH is duly organized and validly existing under the laws of England and has full corporate power and authority to enter into this Agreement and carry out the provisions hereof.

3.2.2. Due Authorization. RH is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The Person executing this Agreement on RH’s behalf has been duly authorized to do so by all requisite corporate action. Licensor represents and warrants that it has the full and lawful right and authority to grant the exclusive option and exclusive licensing rights described hereunder.

3.2.3. Binding Agreement. This Agreement is a legal and valid obligation binding upon RH, and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by RH does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

3.2.4. No Undisclosed Liabilities. There are no liabilities or obligations (whether absolute, accrued, contingent or otherwise) in connection with the RH Concept.

3.2.5. Good Title. RH has and, upon consummation of the transactions contemplated hereby Supernus will have, good and marketable title to the RH Concept, free and clear of any lien, pledge, mortgage, security interest or encumbrance of any kind.

3.2.6. No Notice. RH has not received any notice from any government agency or any other third party which is applicable to the RH Concept and which would have a Material Adverse Effect on Supernus’ full rights to develop the RH Concept or the Supernus Product as contemplated herein after the Closing Date.

3.2.7. No Other Contracts. Other than this Agreement, Seller is not a party to any oral or written contract, or understanding with any other party in connection with the RH Concept. RH is not in default under any contract, agreement or other understanding relating to the RH Concept to which it is or was a party.

3.2.8. No Litigation. RH is not party to any litigation and to the best of RH’s knowledge no litigation is pending or threatened and no ground or basis exists which, either absolute or contingently would give rise to any litigation in connection with the RH Concept.

3.2.9. No Warranties Regarding Intellectual Property or Fitness. RH does not warrant that it has any intellectual property rights in the RH Concept except as described in this Agreement and makes no representations whatsoever with regard to the scope of the RH Concept or that the Supernus Product may he exploited without infringing other patents or other intellectual property rights of Third Parties. RH MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OF ANY SUBJECT MATTER DEFINED BY THE RH MARKET ANALYSIS. RH MAKES NO WARRANTIES, EXPRESSED OR IMPLIED REGARDING THE SUCCESS OF THE DEVELOPMENT, MANUFACTURING OR MARKETING OF THE RH CONCEPT OR ANY SUPERNUS PRODUCT.

3.2.10. True Information. The information including but not limited to the RH Concept furnished by or on behalf of RH to Supernus in connection with this Agreement does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. Notwithstanding any knowledge or facts determined or which might have been determined by Supernus pursuant to any rights hereunder to investigate, Supernus shall be entitled to rely fully upon all representations, warranties, covenants and agreements and other undertakings contained in this Agreement or in any schedule, document or instrument delivered pursuant hereto or otherwise made pursuant to this Agreement, in Supernus’ determination to consummate the transactions contemplated by this Agreement.

ARTICLE 4

DEVELOPMENT AND COMMERCIALIZATION

4.1.                            Development and Commercialization. Supernus, in its sole discretion and at its sole cost and risk, shall have the right to make all decisions relating to the development and commercialization of the Supernus Products under the RH Concept including, but not limited to, all decisions relating to the research, pre-clinical, and clinical development of the RH Concept, and the promotion, advertising, marketing and pricing of the Supernus Products. Supernus shall use its commercially reasonable efforts and judgment to actively develop and market the Supernus Product(s) throughout the Territory.

4.2.                            Reports. Supernus shall deliver to RH, on a semi-annual basis, project updates on Supernus development activities for the Supernus Product (including project timelines and the identities of actual partners).

ARTICLE 5

CONSIDERATION

5.1.                            Consideration. In consideration for the sale of the RH Concept and the execution of the Non-Competition Agreement, in addition to the other payments set forth in this Article 5, Supernus shall pay to RH the U.S. equivalent of £25,000 at Closing.

5.2.                            Royalties.

5.2.1. Net Sales. In consideration for the sale of the RH Concept and the execution of the Non-Competition Agreement in addition to the other payments set forth in this Article 5, Supernus shall pay to RH in immediately available funds royalties of [**]% of Net Sales of the Supernus Product.

5.2.2. No Multiple Royalties. Royalties under this Section 5.2 shall be payable on a Supernus Product-by-Supernus Product basis, and shall be imposed only once with respect to any sale of the same unit of Supernus Product by Supernus and no multiple royalties shall be payable by Supernus.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5.2.3. Expiration of Royalty Payments. Supernus’ obligation to pay royalties to RH on a country by country basis shall expire upon the earlier of:

5.2.3.1. Ten (10) years from the date of First Commercial Sale of an Supernus Product or

5.2.3.2. The market entry in a country of the Territory of a Product by any entity other than Supernus, an Affiliate of Supernus, or its Licensees.

5.2.3.3. Reduction of Royalty Payments. Supernus’ obligation to pay royalties to RH shall at Supernus’ sole discretion be reduced by the full amount of any damages or expenses resulting from RH’s inability to fulfill any of its obligations under this Agreement including but not limited to Article 10 herein.

5.3.                            Payment of Royalties; Reports.

5.3.1. First Commercial Sale. Supernus shall report to RH the date of First Commercial Sale of a Supernus Product within thirty (30) days of such occurrence in each country of the Territory.

5.3.2. Royalty Statements. Supernus shall deliver to RH, within sixty (60) days after the end of each calendar quarter, a statement setting forth the Net Sales of the Supernus Product during such calendar quarter (including the country of sale and an itemized calculation of the amount of Net Sales) and the royalties due hereunder. Each such statement shall be accompanied by a remittance of the royalties in United States Dollars due for such calendar quarter.

5.3.3. Manner of Payment. All payments hereunder shall be in United States dollars and shall be made by wire transfer to such bank account as may be designated in writing from time to time by RH.

5.3.4. Currency. If Net Sales are in a currency other than United States Dollars, the Net Sales, for the purpose of calculating payments hereunder shall be determined in the applicable foreign currency and then converted into United States Dollars at the end of each calendar quarter using an exchange rate equal to [**] by the Federal Reserve Bank of New York (available on Bloomberg L.P. and Reuters).

5.3.5. Taxes. All taxes levied on account of royalties payable to Supernus hereunder shall be paid by Supernus. In the event laws or regulations require withholding of taxes from any payment of royalties, the taxes will be deducted by Supernus from the royalty payment and will be paid by Supernus to the proper taxing authority. Supernus will furnish RH with the copies of all official receipts for such taxes. In the event of any such withholding, the Parties agree to confer regarding other measures to minimize such withholding.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5.3.6. Overdue Payments. Any overdue payments under this Agreement, including without limitation, royalty payments made hereunder after the date such payment is due, shall bear interest at [**] as of the date such payment was due (the “Interest Rate”). The Interest Rate shall be calculated based on a 360-day year from the date payment was due until received by RH as cleared funds.

ARTICLE 6

AUDIT

6.1                               Audit. Once per twelve-month period from the Effective Date, Supernus agrees to make its records for payment of royalties and the calculation of Net Sales due available for examination by RH during normal business hours. RH shall have the option to engage, at its own expense, an independent certified public accountant reasonably acceptable to Supernus to examine, in confidence, Supernus’ records as may be necessary to determine the correctness of any payment of royalties or calculation of Net Sales hereunder made by Supernus. The report of such accountant shall be limited to a certificate verifying any report made or payment submitted by Supernus during such period but may include, in the event the accountant shall be unable to verify the correctness of any such payment, information relating to why such payment is unverifiable. All information contained in any such certificate shall be deemed to be the Confidential Information of Supernus hereunder. If any audit performed under this Section 6.1 shall indicate that any payment due hereunder was underpaid, incorrect or unverifiable, Supernus shall promptly pay the amount of any underpayment, correct the figures or provide verification (as appropriate). If any audit performed under this Section 6.1 shall indicate that any payment hereunder was in error to RH’s detriment by more than 8 percent for any annual period, Supernus shall pay the cost of the audit. Supernus undertakes to maintain true and accurate records of all transactions concerning the payment of royalties and the calculations of Net Sales.

ARTICLE 7

CLOSING

7.1.                            Conditions to Supernus’ Obligations. Each and every obligation on the part of Supernus to be performed hereunder, including the payment of the Consideration, shall be subject to the prior satisfaction (in accordance with the terms of this Agreement) of each and every one of the following conditions precedent, provided that all transfers contemplated by this Agreement shall be deemed to take place simultaneously at Closing and to be interdependent, so that Supernus shall not be obligated to consummate any transfer unless all of the conditions precedent relating to all transfers shall have been satisfied in full:

7.1.1. Delivery of Documents By RH. Prior to or at the Closing, RH shall have executed and/or delivered to Supernus:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(i)             Such instruments of sale, transfer, assignment, conveyance and delivery in the form set out in Exhibit 7.1.1;

(ii)          The Noncompetition Agreement;

(iii)       The RH Concept including but not limited to all items scheduled on Schedule 1.1;

(iv)      A copy, certified by the secretary of RH, of resolutions of the board of directors of RH authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby together with evidence of Seller’s qualification and good standing in England and any required approval by the Shareholders; and

(v)         Such other, further and different certificates, assurances and documents as Supernus may reasonably request (i) in order to evidence the accuracy of RH’s representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing Date, and the fulfillment of the conditions to Supernus’ obligations; or (ii) which are otherwise necessary to consummate the transactions contemplated in this Agreement.

7.1.2. Closing Certificate. Supernus shall have received at Closing a closing certificate in the form attached hereto as Exhibit 7.1.2. signed by RH.

7.1.3. Consents; Regulatory Approvals. RH shall have obtained all contractual and governmental consents, approvals, and authorizations which are necessary or reasonably required to effectuate the consummation of the transactions contemplated hereby and the satisfaction of the conditions precedent to the obligations of Supernus under terms acceptable to Supernus in the exercise of its business judgment. RH agrees to cooperate with Supernus in effectuating the timely transfer of any and all permits and licenses, if any, which may require governmental consent and/or approval.

7.1.4. No Pending Litigation. As of the Closing Date, no litigation, order, enforcement action, or claim exists and to the best of RH’s knowledge no litigation shall be pending or threatened against RH or any person holding an equity interest therein, seeking to enjoin, or to procure damages or fines as a result of, the consummation or the proposed consummation of the transactions contemplated herein.

7.1.5. Unrestricted Control. As of the Closing Date, the Seller shall have unrestricted control, possession of and title to the RH Concept.

7.2.1. Conditions to Seller’s Obligations. The obligation of RH to consummate the transactions contemplated hereby is subject to Supernus executing and/or delivering to RH at or prior to the Closing the following:

(i)             Payment of the Consideration due at Closing;

(ii)          The Noncompetition Agreement; and

(iii)       A copy, certified by the secretary of Supernus, of resolutions of Supernus’ governing body authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

ARTICLE 8

PATENTS AND INTELLECTUAL PROPERTY RIGHTS

8.1.                            Infringement of Third Party Rights.

8.1.1. Notice of Infringement. In the event that RH becomes aware that the rights and title acquired by Supernus under this Agreement are infringing, or may infringe, the intellectual property rights of a Third Party in any country in the Territory, it will promptly notify Supernus in writing and provide it with such details of the Third Party’s relevant intellectual property rights and the extent of any infringement as are known to it. Any defense of potential lawsuits brought on by a Third Party will be carried out as described in Sections 8.2.2 and 8.2.3 below.

8.1.2. Supernus Product. Subject to Section 8.2.3, if the Third Party claim is specifically related to the RH Concept or the Supernus Product, Supernus will defend any suit resulting directly from such claim. RH hereby agrees to be joined in such suit, should RH be found to be an indispensable party to the proper defense of such suit provided that Supernus reimburses RH’s costs unless the claim is directly linked to a RH breach of warranty as set forth in Article 3. RH may choose to obtain its own counsel for such litigation in which event it shall be liable for its own costs.

8.1.3. Change to Royalty Payments. Royalty Payments in respect of the Product due to RH under Article 5 with respect to RH Product Concept Product sold in such country will be reduced to the extent that (i) Supernus is required, by a final court order from which no appeal can be taken, to obtain license from a Third Party under any patent, which would be infringed by the manufacture, use, offer for sale, sale or import of the Product by Supernus, its Affiliates, contractors, or licensees, or (ii) Supernus in the exercise of its reasonable judgment, believes that a license from such Third Party, is necessary. To the extent that the Royalty Payments required to be made under Article 5 for any country are reduced as provided hereunder, they will be reduced, in such country, by an amount equal to all considerations actually paid by Supernus to such Third Party under such license with respect to such country. Supernus will use reasonable efforts to minimize any such required payments to Third Parties.

8.1.4. Cooperation. Each Party shall use reasonable efforts to cooperate, at its own expense, with the other Party’s reasonable requests and, to the extent reasonably possible, provide or procure the provision of such reasonable assistance in defending any such action or any proceedings.

8.2.                            Supernus’ Ownership in Intellectual Property. Supernus shall retain all right, title and interest in and to shall become the owner of all Intellectual Property Rights in the RH Concept and all Supernus Products developed thereunder. At Supernus’ request, RH will sign any documents and do all such things as Supernus may deem reasonably necessary to vest such rights in Supernus.

ARTICLE 9

CONFIDENTIALITY AND NON-COMPETITION

9.1.                            This Agreement. The Parties agree that the material terms of the Agreement, the documents, information and data comprising the RH Concept and RH Market Analysis and such other trade secrets or intellectual property sold by RH to Supernus, all financial statements, financial information, projections, forecasts, business plans, development plans, formulations, product profiles, methods, ideas, concepts, materials, documents, records, computer programs, customer lists, referral sources, work, models, processes, designs, drawings, plans, inventions, devices, parts, improvements, other physical and intellectual property or other information in any form whatsoever relating directly or indirectly to the RH Concept and the documents generated pursuant to the obligations hereunder shall be considered Confidential Information of the Party providing or disclosing the same to the other.

9.2.                            Notwithstanding the foregoing, (i) the Parties shall be permitted to disclose in filings with the Securities Exchange Commission (“SEC”) or the London Stock Exchange or to any applicable government authority including but not limited to the applicable taxing authorities, those terms of this Agreement required to be disclosed under law or regulation; provided that the Parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted in any such filings, and provided however, that in the event of a filing each party shall seek confidential treatment in its filings for the financial terms of this Agreement (ii) each Party shall have the right to disclose in confidence the terms of the Agreement to parties retained by such Party to perform legal, accounting or similar services and who have a need to know such terms in order to provide such services and (iii) at the request of either Party, the Parties shall mutually agree on a press release to be issued upon execution of this Agreement or reasonably soon thereafter.

ARTICLE 10

INDEMNIFICATION

10.1                        Indemnification by Supernus.

10.1.1. Scope. Supernus shall indemnify, defend and hold harmless RH, its officers, directors, employees, stockholders, shareholders, agents and representatives (collectively, “RH Indemnitees”) from any and all third party losses, demands, damages, liabilities, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”), arising out of or relating to any breach of this Agreement (including any the warranties and representations made by Supernus in the Agreement) by Supernus, its affiliates or Licensees or arising out of or relating to the research, development, marketing, design, manufacture, promotion, marketing, distribution, use and/or sale of Supernus Product by, on behalf of, or under authority of, Supernus, its Affiliates or its Licensees.

10.1.2. Notification of Claim. Each RH Indemnitee shall notify Supernus in writing promptly upon becoming aware of any pending or threatened claim, suit, proceeding or other action (“Claim”) to which such indemnification may apply. Failure to provide such notice shall constitute a waiver of Supernus’ indemnity obligations hereunder if and to the extent that Supernus is materially damaged thereby. Supernus shall have the right to assume and control the defense of the Claim at its own expense. If the right to assume and control the defense is exercised, the RH Indemnitee shall have the right to participate in, but not control, such defense at its own expense, and Supernus’ indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred by the RH Indemnitee after the assumption of the defense by Supernus. If Supernus does not assume the defense of the Claim, the RH Indemnitee may defend the Claim, at Supernus’ expense; provided that the RH Indemnitee shall not settle or compromise the Claim without the consent of Supernus, which consent shall not be unreasonably withheld. The RH Indemnitee shall cooperate with Supernus and will make available to Supernus all pertinent information under the RH Indemnitee’s control.

10.2.                     Indemnification by RH.

10.2.1. Scope. RH shall indemnify, defend and hold harmless Supernus, its officers, directors, employees, stockholders, shareholders, agents and representatives (collectively, “Supernus Indemnitees”) from any and all third party losses, demands, damages, liabilities, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”) arising out of or relating any breach of this Agreement (including the warranties and representations made by RH in the Agreement) by RH. Notwithstanding the foregoing, no Supernus Indemnitee shall be entitled to indemnification under this Section 10.2 against any Losses arising out of such Supernus Indemnitee’s negligence or willful misconduct or breach of warranties and representations made by Supernus in the Agreement.

10.2.2. Notification of Claim. Each Supernus Indemnitee shall notify RH in writing promptly upon becoming aware of any pending or threatened claim, suit, proceeding or other action (“Claim”) to which such indemnification may apply. Failure to provide such notice shall constitute a waiver of RH’s indemnity obligations hereunder if and to the extent that Supernus is materially damaged thereby. RH shall have the right to assume and control the defense of the Claim at its own expense. If the right to assume and control the defense is exercised, the Supernus Indemnitee shall have the right to participate in, but not control, such defense at its own expense, and RH’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred by the Supernus Indemnitee after the assumption of the defense by RH. If RH does not assume the defense of the Claim, the Supernus Indemnitee may defend the Claim, at RH’s expense; provided that the Supernus Indemnitee shall not settle or compromise the Claim without the consent of RH, which consent shall not be unreasonably withheld. The Supernus Indemnitee shall cooperate with RH and will make available to RH all pertinent information under the Supernus Indemnitee’s control.

10.3.                     Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY PROVIDED HEREIN.

10.4.                     Insurance.

10.4.1. Supernus shall maintain, through self-insurance or commercially-placed insurance, adequate coverage for the indemnification obligations set forth herein, consistent with pharmaceutical industry practices and mutually acceptable to both parties.

10.4.2. Subject to Article 5.2.3.3 herein Rune shall purchase and maintain general liability, casualty product liability or such other insurance necessary to secure its obligations to Supernus hereunder including but not limited to its indemnity obligations. The insurance policies shall be with companies authorized to do business in the state of Maryland, satisfactory to Supernus. Copies of the policies shall be delivered to Supernus together with proof of payment no later than fifteen days from Closing. Supernus shall be listed as a named insured under all such policies. Such insurance policies shall not be cancelable without the permission of Supernus provided Rune may cancel same, provided it replaces the insurance with the same or better insurance coverage with another company meeting the obligations above. Further, the insurance companies shall be obligated to provide reasonable notice to Supernus in the event Rune cancels or defaults on its payment obligations in connection with said insurance. Notwithstanding anything to the contrary herein, Rune’s maximum obligation for total insurance coverage shall be [**] annual coverage for a period of [**] commencing from the date of Closing.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 11

TERMINATION

11.1.                     Termination by Supernus. Supernus may terminate this Agreement prior to the expiration of the Due Diligence Period. In the event of termination by Supernus, Supernus shall not compete with the RH Concept.

11.2.                     Termination for Discontinuation of Development. In the event that Supernus and/or its Licensees discontinue all development or commercialization activities relating to a specific Supernus Product for a period of [**], RH shall have a right of first refusal to continue such development or commercialization activities relating to said specific Supernus Product provided RH agrees to a license from Supernus on terms and conditions mutually acceptable by the parties. Said right of first refusal shall expire if the parties are unable to reach a negotiated agreement within [**].

11.3.                     Termination for Default. In the event of a Default by Supernus in its payment of Royalties or breach of its representations or warranties as set forth under this Agreement, RH’s sole recourse is to sue Supernus for damages. RH shall have no recourse to reacquire or obtain any right title or interest or have a security interest in the RH Concept or any Supernus Product. In the event of a Default by RH in a breach of its representations or warranties as set forth under this Agreement, in addition to all of its other rights under law or equity, Supernus shall have the right to offset its damages and expenses in connection therewith against future Royalty payments.

11.4.                     Surviving Obligations. The provisions of this Article and Articles 3, 5, 6, 8, 9, 10, 11 and Articles 12.1, 12.4, 12.8, 12.9, 12.11, 12.12 and 12.13 shall survive any termination or expiration of this Agreement. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration.

ARTICLE 12

12.1.                     Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party; provided that either Party may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an entity which acquires all or substantially all of the product rights to which this Agreement pertains, whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.1 shall be void. Nothing herein shall preclude Supernus from licensing its rights purchased herein.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

12.2.                     Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.3.                     Force Majeure. Neither Party shall be liable to the other for loss or damages, nor shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

12.4.                     Notices. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided however, that notices of a change of address shall be effective only upon receipt thereof):

If to Supernus, addressed to:

Supernus Pharmaceuticals, Inc.
1550 East Gude Drive
Rockville, Maryland 20850
Attention:  Chief Executive Officer
Facsimile:  (301) 424-1364

With a copy to:

Schmeltzer, Aptaker & Shepard, P.C.
The Watergate
2600 Virginia Avenue, N.W.
Suite 1000
Washington, D.C. 20037
Attention:  Mark I. Gruhin, Esq.

If to RH addressed to:

Rune Healthcare Limited
9a Magdala Road
Nottingham, NG3 5DE
United Kingdom
Facsimile:  +44 (0) 115 969 2017

12.5.                     Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.6.                     Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

12.7.                     Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

12.8.                     Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.9.                     Governing Law. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of any Delaware State or Federal court sitting in New Castle County, Delaware and any appropriate appellate courts therefrom in any suit, action or proceeding arising out of or relating to the provisions of this Agreement, and irrevocably consents to the jurisdiction of such courts and any appropriate appellate courts therefrom in any such suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably and unconditionally agrees that (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and to notify the other party of the name and address of such agent, and that the annual cost of maintaining such agent shall be paid for by Supernus on RH’s behalf, and (ii) to the fullest extent permitted by law, service of process may also be made on such party by prepaid certified mail with a validated proof of mailing receipt constituting evidence of valid service, and that service made pursuant to (i) or (ii) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each party that has not as of the date hereof already duly appointed such an agent does hereby appoint Capitol Services, Inc. as such agent.

12.10.              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Invalidity, non-enforceability or expiration of any of the provisions herein as it relates to an RH Concept Product shall not affect Supernus’ ownership rights in and to the RH Concept or any other Supernus Products.

12.11.              Entire Agreement of the Parties. This Agreement (including all Exhibits and Schedules attached hereto and documents referred to, which are incorporated herein by reference) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, representations, promises, understandings and agreements, whether oral or written, between the Parties respecting the subject matter thereof.

12.12.              Dispute Resolution. The Parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the matter shall be first referred to the general counsel for each Party for further review and resolution and, if necessary, then to the chief executive officer of each Party. If after such efforts the Parties are unable to resolve such dispute, a Party may seek any remedy available under applicable law.

12.13.              Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark or trade name of the other Party, including the names “Supernus” and “Rune,” without the prior written consent of the owning Party.

12.14.              Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.15.              No Brokers. Neither Supernus nor RH nor any Shareholder has engaged, or caused to be incurred any liability to, any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

12.16.              Public Announcements. Except as required by law, prior to the Closing, RH shall make no public announcement of the transactions contemplated hereby without the prior written consent of Supernus. After the Closing, Supernus and RH may make public announcements regarding the transactions contemplated hereby with respective mutual consent.

12.17                 Interpretation. The parties hereby agree that each party has reviewed and had the opportunity to review this Agreement, and each party has had the opportunity, whether exercised or not, to have each respective party’s attorney review this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate by their respective duly authorized officers.

SUPERNUS PHARMACEUTICALS, INC.

BY:	/s/ Jack Khattar

TITLE:	President & CEO

DATE:	6/9/06

RUNE HEALTHCARE LIMITED

BY:	/s/ Russ Pendleton

TITLE:	CEO

DATE:	12/6/06

EXHIBIT 2.4

NON-COMPETITION, NON-SOLICITATION, NON-DISCLOSURE
AND NON-CIRCUMVENTION AGREEMENT

THIS NON-COMPETITION, NON-SOLICITATION, NON-DISCLOSURE AND NON-C1RCUMVENTION AGREEMENT (“Agreement”) is made and entered into as of the 9th day of June, 2006 (the “Effective Date”), by and between Supernus Pharmaceuticals Inc., a Delaware corporation with principal offices located at 1550 East Gude Drive, Rockville, Maryland 20850 (the “Company” or “Supernus”), and Rune Healthcare Limited, an English corporation with principal offices located at 9a Magdala Road, Nottingham NG3 5DE, United Kingdom and any of its affiliates or any of their respective officers, directors, shareholders, partners, members, employees or agents (collectively, “RH” or “Seller”).

All initially capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Purchase Agreement, as defined below.

RECITALS:

WHEREAS, on the Effective Date, the Company has consummated the purchase of the RH Concept of Seller, as defined in and pursuant to the terms of that certain Purchase and Sale Agreement dated as of June 9, 2006 (the “Purchase Agreement”), between the Company and Seller; and

WHEREAS, the Company is willing to consummate the purchase and sale contemplated in the Purchase Agreement upon the Seller’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including, without limitation, the consideration provided pursuant to the Purchase Agreement, the parties hereto hereby agree as follows:

1.                                       Non-Competition.

(a)                                  The Seller covenants and agrees that until the expiration of the Royalty Term in the Purchase Agreement (the “Applicable Period”), they shall not, directly or indirectly, as a principal, shareholder, partner, member, representative, agent.

contemplated in the RH Concept” shall mean and refer to any business, directly or indirectly researching, promoting, developing, manufacturing, marketing, selling, distributing, or licensing the RH Concept or any Products in the Field.

(b)                                 The Seller shall not be treated as engaging in an activity that competes with the business of the Company solely by reason of: (i) owning an equity interest of less than 1% of the capital and profits of a corporation, partnership, limited liability company or other entity whose securities are publicly traded on national exchange; or (ii) owning a debt obligation of any entity, provided that such debt obligation entitles Seller to receive only interest that is fixed, or varies by reference to an index or formula that is not based on the value or results of operations of such entity.

(c)                                  If for any reason a court of competent jurisdiction shall determine that the foregoing covenant is unenforceable by reason of the scope of the term [or the territory] involved, the parties agree that the term [or territory] shall be reduced to the maximum amount or amounts enforceable under applicable law.

2.                                       Non-Solicitation. During the Applicable Period, the Seller covenants and agrees (a) not to, directly or indirectly, interfere with, attempt to disrupt any account, customer, client, supplier or other person or entity with whom the Seller is aware or the Company notifies the Seller that the Company has a material business relationship and which would have a materially negative impact on the development or commercialization of the Supernus Product (b) not to, directly or indirectly, induce or attempt to induce any of the employees of the Company or any of its subsidiaries or affiliates to leave the employment of the Company or any of its subsidiaries or affiliates.

3.                                       Non-Disclosure

(a)                                  The Seller covenants and agree not to disclose the Confidential Information (hereinafter defined) to any person; provided, however, the Seller may disclose the Confidential Information only (i) in response to a valid order or subpoena issued by a court or administrative agency of competent jurisdiction (provided, however, the Seller shall immediately notify the Company of any such order or subpoena in order to provide the Company the opportunity to protect its interest in such Confidential Information); or (ii) to such other persons as are expressly approved by the written consent of the Company prior to the disclosure of the Confidential Information.

(b)                                 In no event shall the Seller utilize the Confidential Information to promote or otherwise enhance the business of the Seller in competition with the Company or for any other commercial purpose whatsoever.

(c)                                  The term “Confidential Information” means and includes any and all non-public and proprietary information regarding the RH Concept or the Supernus Product in the Field in any therapeutic dose, and such other trade secrets or intellectual property sold by RH to Supernus pursuant to the Purchase Agreement. The term “Confidential Information” shall include, without limitation, all financial statements, financial information, projections, forecasts, business plans, development plans, formulations, product profiles, methods, ideas, concepts, materials, documents, records, computer programs, customer lists, referral sources, work, models, processes, designs, drawings, plans, inventions, devices, parts, improvements, other physical and intellectual property or other information in any form whatsoever relating directly or indirectly to the RH Concept.

4.                                       Non-Circumvention.

(a)                                  The Seller agrees not to contact or initiate contact at any time for any purpose, either directly or indirectly, in connection with the RH Concept or Supernus Products, or any other property or properties whose identity was revealed through the efforts of the Company (or its subsidiaries or affiliates), unless such approval is specifically granted in written form by Company on a case-by-case basis. The Seller further agrees not to undertake any transaction or a series of transactions of any kind in connection with any Company Opportunity (hereinafter defined) or to collect any fees in connection with a Company Opportunity without the express prior written consent of Company, which consent may be withheld in Company’s sole discretion.

(b)                                 The term “Company Opportunity” means and includes each and every business opportunity that is within the scope and purpose of the RH Concept or Supernus Products.

5.                                       Equitable Relief. The Seller acknowledges, stipulates and agrees that irreparable harm will result to the Company if the Seller violates any provision of Sections 1 through 4 hereof, and that monetary damages will not adequately compensate the Company for such violation. Accordingly, the Seller agrees that the Company shall be entitled to enjoin and restrain the Seller from continuing any act that violates the provisions of Sections 1 through 4 hereof; provided, however, nothing contained in this Section 5 shall be construed as a waiver or election by the Company to forego any other remedy or remedies that may be available to it hereunder or at law or in equity and, if the Seller violates any provision of Sections 1 through 4 hereof, it shall be liable to the Company for any and all loss, cost or damage suffered by the Company, including, without limitation, profits received by the Seller or any other person and attorneys’ fees.

6.                                       Miscellaneous.

(a)                                  Notice. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided however, that notices of a change of address shall be effective only upon receipt thereof):

If to Supernus, addressed to:

Supernus Pharmaceuticals, Inc.
1550 East Gude Drive
Rockville, Maryland 20850
Attention:  Chief Executive Officer
Facsimile:  (301) 424-1364

With a copy to:

Schmeltzer, Aptaker & Shepard, P.C.
The Watergate
2600 Virginia Avenue, N.W.
Suite 1000
Washington, D.C. 20037
Attention:  Mark I. Gruhin, Esq.

If to RH addressed to:

Rune Healthcare Limited
9a Magdala Road
Nottingham, NG3 5DE
United Kingdom
Facsimile:  +44 (0) 115 969 2017

(b)                                 Interpretation. The parties hereby agree that each party has reviewed and had the opportunity to review this Agreement, and each party has had the opportunity, whether exercised or not, to have each respective party’s attorney review this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(c)                                  Incorporation. All agreements and instruments referred to herein are hereby incorporated by reference into this Agreement as fully as if copied herein verbatim.

(d)                                 No Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

(e)                                  Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement and such action is successful, the prevailing parties shall be entitled to recover reasonable attorney’s fees, court costs and all reasonable expenses, even if not taxable or assessable as court costs

(including, without limitation, all such fees, costs and expenses incident to appeal) incurred in that action or proceeding in addition to any other relief to which such party may be entitled.

(f)                                    Section Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

(g)                                 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect by, and shall he enforceable in accordance with the internal laws of the State of Delaware without regard to conflicts of laws principles.

(h)                                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Invalidity, non-enforceability or expiration of any of the provisions herein as it relates to an RH Concept Product shall not affect Supernus’ ownership rights in and to the RH Concept or any other Supernus Products.

(i)                                     Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

(j)                                     Successors and Assigns. This Agreement is binding on the successors and assigns of all parties hereto.

(k)                                  Amendments. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

(l)                                     Entire Agreement. This Agreement contains the entire agreement between the parties regarding the subject matter hereof. Any prior agreements, discussions or representations not expressly contained herein shall be deemed to be replaced by the provisions hereof, and no party has relied on any such prior agreements, discussions or representations as an inducement to the execution hereof.

(m)                               Rules of Construction. As used in this Agreement:

(i)                                     All defined terms in the singular and plural shall have comparable meanings when used in the plural and vice-versa, unless otherwise specified.

(ii)                                  Any reference to a “person” shall mean and refer to any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust or other entity, or any governmental or political subdivision or agency department or instrumentality thereof.

(iii)                               Any reference to a “business day” shall mean and refer to any day that is not a Saturday, Sunday or any other day on which national banks located in Montgomery County, Maryland, arc required or permitted to close their regular banking business.

(iv)                              All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

(v)                                 The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not any particular provision of this Agreement.

(vi)                              The word “party” or “Parties” when used in this Agreement means only those persons or entities who are signatories to this Agreement.

(vii)                           References to all documents, contracts, agreements or instruments shall include any and all supplements and amendments thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

COMPANY:

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack Khattar

Name:	Jack Khattar

Title:	President & CEO

Address:	1550 E. Gude Drive
Rockville, MD 20850

Attn: J.W. Bryan
Telephone: 301-838-2681
Facsimile: 301-424-1364

SELLER:

RUNE HEALTHCARE LIMITED, an English corporation

By:	/s/ Russ Pendleton
CEO

Address:	9A Magdala Road
Nottingham, UK, NG3 5DE
	Telephone:	+44 115 969 2016
	Facsimile:	+44 115 969 2017